Exhibit 3.25
BYLAWS
OF
VERITAS DGC LAND INC.

i

TABLE OF CONTENTS
(Continued)

ii

BYLAWS OF
VERITAS DGC LAND INC
(a Delaware corporation)
ARTICLE I
STOCKHOLDERS
     1.1     Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time; provided, that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. Any other proper business may be transacted at the annual meeting.
     1.2     Special Meetings. A special meeting of stockholders for any purpose(s) shall be called at any time by the board of directors or the president at the request in writing of the holders of at least 50% of the outstanding shares entitled to be voted at such meeting. A special meeting of stockholders for any purpose(s) also may be called at any time by the board of directors or by the president. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.
     1.3     Notice of Meeting; Waiver of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose(s) for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Notice need not be given to any stockholder who submits a written waiver of notice, signed by such stockholder, whether before or after the time stated therein. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.
     1.4     Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     1.5     Quorum. At each meeting of stockholders, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall be present in person or by proxy. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for purposes of determining the existence of a quorum; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
     1.6     Organization. Meetings of stockholders shall be presided over by the appropriate officer designated in Section 4.5 of these Bylaws. The Secretary shall act as Secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as Secretary of the meeting.
     1.7     Voting; Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing (i) an instrument in writing revoking the proxy or (ii) another duly executed proxy bearing a later date with the Secretary of the Corporation. Unless the Certificate of Incorporation otherwise provides, voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect any nominee. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.
     1.8     Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     1.9     List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
     1.10     Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE II
BOARD OF DIRECTORS
     2.1     General Powers. The property, affairs and business of the Corporation shall be managed by, or under the direction of, the Board of Directors.
     2.2     Number. The number of directors constituting the initial Board of Directors shall be as stated in the Certificate of Incorporation. The number of directors constituting the entire Board of Directors shall subsequently consist of one or more members, such number to be fixed from time to time by resolution adopted by the Board of Directors or stockholders of the corporation. No such resolution shall shorten the term of any incumbent director.
     2.3     Election; Resignation; Removal; Vacancies. The Board of Directors shall initially consist of the person(s) so designated in the Certificate of Incorporation. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to replace those directors whose terms then expire. Any director may resign at any time upon written notice to the Corporation. Any director may be removed, with or without cause, at any time by the affirmative vote of a majority in interest of the holders of record of stock entitled to vote at an election of directors, at an annual meeting or at a special meeting of the stockholders called for that purpose. Any vacancy occurring in the Board of Directors, for whatever reason, may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of the director whom he has replaced.
     2.4     Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.
     2.5     Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting, which notice shall be given by first class mail, or comparable manner of delivery, sent at least five business days prior to the date of the special meeting or by causing the same to be delivered to each director personally or to be transmitted by telegraph, cable, wireless, telephone or orally at least 24 hours before the meeting is scheduled to commence.
     2.6     Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
     2.7     Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.
     2.8     Organization. Meetings of the Board of Directors shall be presided over by the appropriate officer designated in Section 4.5 of these Bylaws. The Secretary shall act as Secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as Secretary of the meeting.
     2.9     Action by Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.
     2.10     Compensation of Directors. Directors may receive such sums as compensation for their services and expenses as maybe directed by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, and receiving compensation therefor. Members of special or standing committees may be allowed additional compensation for their service and expenses.

ARTICLE III
COMMITTEES
     3.1     Committees. The Board of Directors may, by resolution passed by a majority thereof, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless an alternate has been designated by the Board of Directors and is present at such meeting, in the absence or disqualification of a member of the committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter from time to time be amended (the “DGCL”), fix any of the preferences or rights of the shares), adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these Bylaws; provided further, that unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
     3.2     Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.
ARTICLE IV
OFFICERS
     4.1     Number, Titles and Term of Office. The officers of the Corporation shall consist of a president and a secretary, and such other officers as the Board of Directors may from time to time elect or appoint, including, without limitation, a chairman of the board, a chief executive officer, a chief financial officer, a chief operating officer, a treasurer, and one or more vice presidents. Each officer shall hold office until his successor shall have been duly elected by the Board of Directors and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office. None of the officers, except the chairman of the board, need be a director. Except as may be explicitly provided for in these Bylaws, each-duly elected or appointed officer of the Corporation shall have such powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors.
     4.2     Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal.
     4.3     Vacancies. A vacancy in the office of any officer may be filled by the requisite vote of the Board of Directors for the unexpired portion of the term.
     4.4     Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors except as otherwise directed by the Board of Directors.
     4.5     Powers and Duties of the Officers.
     a. Chairman of the Board. The chairman of the board, if one is elected, shall preside at all meetings of the Board of Directors and stockholders, and shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors.
     b. Chief Executive Officer. The chief executive officer, if one is elected, shall be either the chairman of the board or the president of the corporation, as determined from time to time by duly adopted resolution of the Board of Directors. The chief executive officer, if one is elected, shall preside at all meetings of the Board of Directors and stockholders if there is no chairman of the board, and shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors.
     c. President. The president shall, subject to the Board of Directors, have general executive charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such powers with respect to such responsibilities            including the powers of a general manager; the president shall preside at all meetings of the Board of Directors and stockholders if there is no chairman of the board or the chairman of the board is absent or disabled from acting; the president shall be ex-officio a member of all standing committees; subject to approval by the Board of Directors, the president may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the corporation; the president may sign all certificates for shares of capital stock of the corporation; and the president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors.
     d. Vice Presidents. Each vice president shall have such powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors or by the president. The vice presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, if the president is absent or disabled from acting, have the authority, exercise the powers and perform the duties of the president during the president’s absence or inability to act.
     e. Chief Financial Officer and/or Treasurer. If the Board of Directors determines to elect both a chief financial officer and a treasurer, both offices shall be held by the same person. The chief financial officer, if one is elected, and/or the treasurer, if one is elected, shall have custody of all the funds and securities of the corporation which come into his hands. When necessary or proper, he may, on behalf of the corporation, endorse for collection checks, notes and other obligations, and shall deposit the same to the credit of the corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors; and he may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other office as is designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the corporation to be kept by him for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation; he shall perform all acts incident to the position of treasurer subject to the control of the Board of Directors, and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require. The chief financial officer and/or the treasurer shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors or by the president.
     f. Assistant Treasurers. Each assistant treasurer, if any is elected, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors or by the president. The assistant treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, if the chief financial officer and/or treasurer is absent or disabled from acting, have the authority, exercise the powers and perform the duties of the chief financial officer and/or treasurer during that officer’s absence of inability to act.
     g. Secretary. The secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose or in any other form capable of being converted into written form within a reasonable time; he shall attend to the giving and serving of all notices; he may sign with the president in the name of the corporation all contracts of the corporation and affix the seal of the corporation thereto; he may sign with the president all certificates for shares of the capital stock of the corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon application at the office of the corporation during business hours; and he shall in general perform all duties incident to the office of secretary, subject to the control of the Board of Directors.
     h. Assistant Secretaries. Each assistant secretary shall have the powers and duties pertaining to his office, together with such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors or by the president. The assistant secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, if the secretary is absent or disabled from acting, have the authority, exercise the powers and perform the duties of the secretary during the secretary’s absence or inability to act.
     4.6     Bond. If required by the Board of Directors, any officer so required shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of

Directors for the faithful performance of the duties of his office or for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of any and all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.
ARTICLE V
STOCK
     5.1     Certificates. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with law as shall be approved by the Board of Directors. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issuance.
     5.2     Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of capital stock in the place of any certificate theretofore issued by it, which certificate is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
ARTICLE VI
INDEMNIFICATION
     6.1     Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this Section 6.1 include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.
     6.2     Prepayment of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section 6.1 of this Article VI or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate.
     6.3     Vesting. The Corporation’s obligation to indemnify and to prepay expenses under Sections 6.1 and 6.2 of this Article VI shall arise, and all rights granted to the Corporation’s directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Bylaws or the Corporation’s Certificate of Incorporation, no action taken by the Corporation, either by amendment of its Certificate of Incorporation or these Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections 6.1 and 6.2 of this Article VI which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.
     6.4     Enforcement. If a claim under Section 6.1 or Section 6.2 or both Sections 6.1 and 6.2 of this Article VI is not paid in full by the Corporation within thirty (3 0) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.
     6.5     Nonexclusive. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, these Bylaws, the Corporation’s Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     6.6     Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation’s directors and officers by Sections 6.1 and 6.2 of this Article VI may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.
     6.7     Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or      . foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Corporation’s Certificate of. Incorporation, the provisions of this Article VI, the DGCL or other applicable law.
     6.8     Implementing Arrangements. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph 6.7 of this Article VI, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement.
ARTICLE VII
MISCELLANEOUS
     7.1     Fiscal Year. The fiscal year of the Corporation shall end on July 31 or such other date as the Board of Directors shall from time to time establish by resolution.
     7.2     Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
     7.3     Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transaction.
     7.4     Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minutes books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
     7.5     Amendment of Bylaws. Except as may otherwise be provided by these Bylaws or the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors. These Bylaws also may be altered, amended or repealed or new Bylaws may be adopted by the stockholders even though the Board of Directors has the same powers.
     7.6     Notices. Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these Bylaws, it will not be construed to require personal notice, but such notice may be given in writing by mail addressed to such stockholder or director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors may also be given by telegram, and notice given by such means shall be deemed given at the time it is delivered to the telegraph office. Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance at any meeting will constitute a waiver of notice thereof except as otherwise provided by statute.
     7.7     Controlling Documents. These Bylaws are subject to, and governed by, the DGCL and the Certificate of Incorporation. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.
     7.8     Severability. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

Adopted by the Board of Directors on
April 1, 1997.
/s/ Rene M. J. VandenBrand
Rene M. J. VandenBrand
          Secretary